UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) December 19, 2008

ELECTRONIC ARTS INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-17948	94-2838567
(Commission File Number)	(IRS Employer Identification No.)

209 Redwood Shores Parkway, Redwood City, California 94065-1175

(Address of Principal Executive Offices) (Zip Code)

(650) 628-1500

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05	Costs Associated with Exit or Disposal Activities

On December 19, 2008, Electronic Arts Inc. (“EA”) issued a press release to provide details of an expansion to the cost-saving plan previously announced on October 30, 2008. Under the plan, which was approved by its Board of Directors on December 18, 2008, EA anticipates (a) closing or consolidating certain facilities, including EA’s leased studio space in downtown Vancouver, Canada, and (b) reducing its workforce by approximately 1,000 employees (including the workforce reductions EA previously announced on October 30, 2008).

In connection with the plan, EA anticipates incurring between approximately $55 million and $65 million in total costs, substantially all of which will result in cash expenditures. EA anticipates incurring between approximately $30 million and $40 million of these charges during its fiscal year ending March 31, 2009. EA estimates these costs will consist primarily of severance and other employee-related costs (approximately $30 million to $35 million), charges related to facility closures (approximately $23 million to $28 million), and other asset impairment charges (approximately $2 million).

A copy of the press release is attached hereto as Exhibit 99.1.

The foregoing discussion of EA’s cost-saving plan contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, including statements about EA’s estimates and expectations regarding future restructuring charges, operating expenses and other costs are forward- looking. EA uses words such as “anticipate”, “believe”, “estimate”, “expect”, “intend” (and the negative of any of these terms), “future” and similar expressions to help identify forward-looking statements. These forward-looking statements are subject to business and economic risks and reflect management’s current estimates and expectations, and involve subjects that are inherently uncertain and difficult to predict. Actual results could differ materially from the expectations set forth in these forward-looking statements. EA will not necessarily update these forward-looking statements if they later turn out to be inaccurate. Risks and uncertainties that may affect EA’s future results include, but are not limited to, those discussed above, under the heading “Risk Factors” in EA’s Annual Report on Form 10-K for the fiscal year ended March 31, 2008 and Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2008, and in other documents EA has filed with the Securities and Exchange Commission.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press release dated December 19, 2008, relating to Electronic Arts Inc.’s plan of restructuring.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELECTRONIC ARTS INC.

Dated: December 19, 2008	By:	/s/ Eric F. Brown
Eric F. Brown
Executive Vice President, Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press release dated December 19, 2008, relating to Electronic Arts Inc.’s plan of restructuring.